Exhibit 23(c)

[McCARTNEY ENGINEERING, LLC LETTERHEAD]

CONSENT OF OIL AND GAS CONSULTANT

As oil and gas consultants, we hereby consent to the use of our name and our report dated August 31, 2000 in this Form 10-K, incorporated by reference into Peoples Energy Corporation's previously filed Registration Statement File Nos. 2-82760, 33-6369, 333-17701, 33-63193 and 333-09993.

McCARTNEY ENGINEERING, LLC

/s/ Jack A. McCartney
Jack A. McCartney
Manager

Denver, Colorado

December 14, 2000